Exhibit 99.B6(c)



                        KEYPORT VARIABLE INVESTMENT TRUST
                             UNDERWRITING AGREEMENT
                                      WITH
                        COLONIAL INVESTORS SERVICES, INC.


         AGREEMENT made as of August 15, 1997 between Keyport Variable Investment Trust, a Massachusetts business trust (the "Trust"), and Colonial Investors Services, Inc., a Massachusetts corporation (the "Underwriter").

                              W I T N E S S E T H:

         WHEREAS, as the Trust is an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the shares of beneficial interest ("shares") of which are registered under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, the Trust has agreed to sell its shares to the separate accounts ("Separate Accounts") of various insurance companies, including Keyport Life Insurance Company ("Keyport"), investing in the Trust pursuant to a Participation Agreement in order to fund such Separate Accounts and certain variable life insurance policies and variable annuity contracts (the "Contracts") issued by such insurance companies; and

         WHEREAS, the Trust heretofore has entered into Participation Agreements only with Keyport or other insurance companies affiliated with Keyport, and has entered into an underwriting Agreement dated as of June 7, 1993 with Keyport Financial Services Corp ("KFSC"), a subsidiary of Keyport; and

         WHEREAS, the Underwriter will seek to establish distribution relationships on behalf of the Trust with other insurance companies that are not affiliates of Keyport (such insurance companies hereinafter referred to as "Unaffiliated Participating Insurance Companies"); and it is not useful or appropriate for either the Underwriter or KFSC to have KFSC act as underwriter in those transactions; and, accordingly, the Underwriting Agreement between the Trust and KFSC is being amended to limit KFSC's role to exclude transactions underwritten by the Underwriter;

         WHEREAS, the Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act) and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Underwriter is able and willing to serve as the principal underwriter for sales of the Trust's shares to certain Separate Accounts maintained by Unaffiliated Participating Insurance Companies in connection with the sale of the Contracts written by such entities; and


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         WHEREAS, the Trust desires to appoint the Underwriter as the principal underwriter for the Trust's shares that the Trust will sell for the purpose of funding Contracts and any other variable insurance products issued by Unaffiliated Participating Insurance Companies funded through their Separate Accounts under a Participation Agreement facilitated by the Underwriter, and the Underwriter is willing to accept such appointment.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Trust hereby appoints the Underwriter as a principal underwriter and distributor for the Trust, on the terms and conditions herein provided, to sell its shares to the Separate Accounts of Unaffiliated Participating Insurance Companies, under Participation Agreements facilitated by the Underwriter, in jurisdictions wherein shares of the Trust may legally be offered to the Separate Accounts for sale, it being understood that the Trust in its absolute discretion may issue or sell shares directly to holders of shares of the Trust upon such terms and conditions and for such consideration, if any as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise. The Underwriter shall act solely as a disclosed agent on behalf of and for account of the Trust. The Trust or its transfer agent shall receive directly from the Separate Accounts all payments for purchase of shares of the Trust, and shall pay directly to the Separate Accounts all amounts due them upon redemption of such shares, and the Underwriter shall have no liability for the payment for purchase of shares of the Trust which it sells as agent.

         2. The Underwriter hereby accepts its appointment as a principal underwriter and distributor for the Trust's shares with respect to the transactions contemplated by Section 1 above. The Underwriter shall be subject to the direction and control of the Trust in the sale of its shares and shall not be obligated to sell any specific number of shares of any Fund.

         3. The Trust will use its best efforts to keep effectively registered under the 1933 Act for sales herein contemplated such shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission (the "SEC") shall permit to be so registered.

         4. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

         5. Shares of the Trust shall be sold, repurchased or redeemed at the current public offering price per share. The current public offering price of the Trust's shares shall be the net asset value per share as determined in the manner and at the times as set forth in the current prospectus for the Trust.


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         6. The Trust shall continuously offer and redeem its shares at net asset value without addition of selling commission sales load or redemption charge. The Underwriter will receive no compensation from the Trust for the performance of its duties hereunder, except as otherwise specifically provided.

         7. The Underwriter, or its agent, shall issue and deliver on behalf of the Trust such confirmations of sales to the Separate Accounts made by the Underwriter as agent pursuant to this Agreement as may be required. Certificates, if any, shall be issued or shares registered on the record books of the Trust or its transfer or similar agent in such names and denominations as the Underwriter may specify.

         8. The Trust will furnish to the Underwriter from time to time such information with respect to the Trust and its shares as the Underwriter may reasonably request for use in connection with the sale and distribution of shares of the Trust. The Trust will furnish to the Underwriter in reasonable quantities, upon request by the Underwriter, copies of annual and interim reports of the Trust.

         9. The Underwriter will not use, distribute or disseminate or authorize the use, distribution or dissemination, in connection with the sale and distribution of shares of the Trust, any statements other than those contained in the Trust's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and any state securities laws and regulations. The Underwriter will furnish the Trust with copies of all material containing such statements. Neither the Underwriter nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement (or related prospectus or statement of additional information), or any advertising or sales literature authorized by reasonable officers of the Trust. The Underwriter shall cause any sales literature, advertising, or other similar materials to be filed with and reviewed by the NASD, the SEC, or any other required securities regulatory body, as appropriate.

         10. The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of the Trust and each Fund for sale under the federal securities laws and the securities laws of such states, if any, as the Underwriter may reasonably request. The Trust shall promptly notify the Underwriter if the registration or qualification of any Trust shares under Federal or any state securities laws, or the Trust's registration under the 1940 Act, is suspended or terminated, or if any governmental body or agency institutes proceedings to terminate the offer and sale of any Trust shares in any jurisdiction.

         11. The Underwriter shall order shares of the Trust from the Trust only to the extent that it shall have received purchase orders therefor. The Underwriter will not make any short sales of shares of the Trust.

         12. In selling or reacquiring shares of the Trust the Underwriter will in all respects conform to the requirements of federal and state laws, if any, and the Rules of


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Conduct of the NASD, relating to such sale or reacquisition, as the case may be.
The Underwriter will observe and be bound by all the provisions of the Trust's Agreement and Declaration of Trust (and of any fundamental policies adopted by the Trust pursuant to the 1940 Act, written notice of which shall have been given to the Underwriter) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

         13. The Underwriter will conform to the provisions hereof and the registration statement at the time in effect under the 1933 Act and 1940 Act with respect to the Trust and the Trust's shares, and the Underwriter shall not withhold the placing of purchase orders so as to make a profit thereby.

         14. The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to any federal, state, or other governmental agencies on account of the registration or qualifications of securities issued by the Trust or otherwise. The Trust will also pay or cause to be paid expenses incident tot he issuance of shares of beneficial interest, such as the cost of share certificates, issue taxes, and fees of the transfer agent. The Underwriter will pay all expenses in connection with its own operations. All other expenses related hereto shall be borne by the Trust or parties related to the Trust.

         15. The Underwriter, or its agent, shall maintain all books and records required by the 1934 Act and rules thereunder with respect to purchase, redemption or repurchase of Trust shares underwritten by the Underwriter. All books and records required to be maintained by this paragraph shall be maintained and preserved in conformity with the requirements of Rule 17a-3 and 17a-4 under the 1934 Act, be and remain the property of the Underwriter, and be at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act. The Underwriter shall itself maintain the books and records relating to the Underwriter's general assets and liabilities or financial statements, the computation of its aggregate indebtedness or net capital, employment records or any other records not specifically relating to particular purchases, redemptions or repurchases of Trust shares.

         16. The Underwriter shall be an independent contractor with respect to the Trust and nothing herein contained shall constitute the Underwriter, its agents or representatives, or any employee thereof as employees of the Trust in connection with sale of shares of the Trust. The Underwriter is responsible for its own conduct and the employment, control and conduct of its agents, representatives or employees. The Underwriter assumes full responsibility for its agents, representatives and employees under applicable statutes and agrees to pay all applicable employer taxes.

         17. The Underwriter shall indemnify and hold harmless the Trust and each of its directors and officers (or former officers and directors) and each person, if any, who controls the Trust (collectively, "Indemnitees") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same


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and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact contained in information furnished by the Underwriter to the Trust for use in the Trust's registration statement, prospectus and statement of additional information or any supplements thereto (hereinafter collectively referred to as the "prospectus," unless otherwise noted), or annual or interim reports to shareholders, (2) any omission or alleged omission to state a material fact in connection with such information furnished by the Underwriter to the Trust which such information furnished by the Underwriter to the Trust which is required to be stated in any of such documents or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Trust, (4) any untrue or alleged untrue statement of a material fact, any omission or alleged omission to state a material fact, or any other misrepresentation or omission or alleged omission to state a material fact, on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible, contained in or incorporated into any sales literature or similar materials prepared by the Underwriter or any such agent or employee of the Underwriter unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Trust, or (5) the willful misconduct or failure to exercise reasonable care and diligence on the part of any such persons enumerated in clauses (3) and (4) of this Section 17 with respect to services rendered under this Agreement. This indemnity provision, however, shall not operate to protect any officer or Trustee of the Trust from any liability to the Trust or any shareholder by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the officer of such officer or Trustee.

         In case any action shall be brought against any Indemnitee, the Underwriter shall not be liable under its indemnity agreement contained in this Section with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim that shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent). Failure to notify the Underwriter of any such claim shall not relieve it from liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Section. The Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Underwriter elects to assume the defense, such defense shall be conducted by counsel choose by it and satisfactory to the Indemnitees which are defendants in the suit. In the event the Underwriter elects to assume the defense of any such suit and retain such counsel, the Indemnitees which are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Underwriter does not elect to


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assume the defense of any such suit, the Underwriter will reimburse the
Indemnitees which are defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Underwriter shall promptly notify the Trust of the commencement of any litigation or proceedings in connection with the issuance or sale of the shares.

         The Trust will indemnify and hold harmless the Underwriter against any loss, liability, claim, damage or expense, to which the Underwriter may become subject insofar as such loss, liability, claim, damage or expense (or action in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Trust's registration statement (or related prospectus) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust's prospectus in reliance upon and in conformity with written information furnished by the Underwriter specifically for use in the preparation thereof.

         The Trust shall not indemnify the Underwriter for any action where a purchaser of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of the Contracts, a copy of the then current prospectus for the Trust.

         18. This Agreement shall become effective on the date hereof and shall continue in effect until June 7, 1999, and from year to year thereafter, but only so long as such continuance is specifically approved in the manner required by the 1940 Act. Either party hereto may terminate this Agreement without payment of any penalty on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Trust, in any such event the Trust may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

         19. This Agreement shall automatically terminate in the event of its assignment. Without limiting the generality of the foregoing, the term "assignment" when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules thereunder.

         20. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal executive offices (or such other address as such other party may designate by notice under this Section 20).

         21. All parties hereto are expressly put on notice of the Trust's Agreement and Declaration of Trust dated March 4, 1993, and all amendments thereto, all of which are on


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file with the Secretary of the Commonwealth of Massachusetts and with the Boston
City Clerk, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust hereunder are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim by the Underwriter for recovery of any liability of the Trust arising hereunder allocated to a particular Fund of the Trust if there be more than one (whether in accordance with the express terms hereof or otherwise), the Underwriter shall have recourse solely against the assets of that Fund to satisfy such claim and shall have no recourse against the assets of any other Fund for such purpose.

         22. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder. To the extent the applicable law of the Commonwealth of Massachusetts or any provisions herein conflict with applicable provisions of the 1940 act or rules thereunder, the latter shall control.

         IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this Agreement to be excited as of the day and year first above written.

                                            KEYPORT VARIABLE INVESTMENT TRUST


                                            By:
                                                -----------------------------
                                                Title:


                                            COLONIAL INVESTORS SERVICES, INC.


                                            By:
                                                -----------------------------
                                                Title:



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